UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 9, 2012

Valley High Mining Company

(Exact name of Registrant as Specified in its Charter)

Nevada	0- 51232	68-0582275
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12835 East Arapahoe Road, Tower one Suite 810

Englewood Co 80112
 (Address of Principal Executive Offices including Zip Code)

303-647-1914
 (Registrant’s Telephone Number, including Area Code)

946 E 1300 N, Mapleton, UT
84664
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT

On April 9, 2012, Coron Capital, LLC (the “Seller”), a majority shareholder of Valley High Mining Company (the “Company”), entered into a Stock Purchase Agreement with (the “Purchase Agreement”) with THI, Inc. (the “Purchaser”), pursuant to which the Seller sold to the Purchaser 15,000,000 shares of common stock, par value, $.001 per share of the Company (the “Shares”) for a total purchase price of $350,000.

As a result of the closing of the above transaction, THI, Inc. now owns approximately 92.3% of the total outstanding shares of our Common Stock on a fully-diluted basis as of the date of this Report.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with Purchase Agreement, on April 12, 2012, John Thomas Hickey, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and the sole director of the Board resigned from his all positions as director and officer of the Company. Mr. Hickey’s resignation as officer of the Company was effective immediately on April 12, 2012 and his resignation as a director of the Company will be effective ten days after the mailing of this Information Statement to stockholders of the Company.

Also effective on April 12, 2012, Michel Van Herreweghe was appointed as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director of the Board. His appointment as a director of the Company will be effective ten days after the mailing of this Information Statement to the stockholders of the Company.

Set forth below is the biographical information about the new director and executive officer:

Name	Age	Position

Michel Van Herreweghe	62	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director

Mr. Michel Van Herreweghe was President of Telephony Communications International Inc. from 1985 through 1987. He served as a Director of Nickeldale Resources Inc. from 1988 through 1996.  He was a Director of Aronos Multinational Inc. from 1991 though 1992 and a director of Xxpert Rental Tool Inc. from 1993 through 1994; CEO Oxford Securities Corporation (Bahamas) 1993 to 2000. Mr. Herreweghe also served as a director of Commonwealth Asset Managers Limited (Bahamas) 1994 to present.  He was appointed State of Florida Commissioner of Deeds 1994 to March 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2012	VALLEY HIGH MINING COMPANY (Registrant)

	By:	/s/ Michel Van Herreweghe
	Name:	Michel Van Herreweghe
	Title:	Chief Executive Officer